Exhibit 99.1

REATA PHARMACEUTICALS, INC. ANNOUNCES FIRST QUARTER 2023 FINANCIAL

RESULTS AND PROVIDES AN UPDATE ON OPERATIONAL PROGRESS AND CLINICAL

DEVELOPMENT PROGRAMS

SKYCLARYS® APPROVED BY FDA IN THE U.S.

APPROXIMATELY 500 PATIENT START FORMS RECEIVED FOR SKYCLARYS

MARKETING AUTHORIZATION APPLICATION FOR OMAVELOXOLONE IN EUROPE UNDER REVIEW

ANNOUNCED $275 MILLION DEBT FACILITY AND EXTENDED CASH GUIDANCE THROUGH THE END OF 2026

FOCUS ON NEUROLOGY PIPELINE; ANNOUNCED DISCONTINUATION OF BARDOXOLONE CKD PROGRAMS

CONFERENCE CALL WITH MANAGEMENT ON MAY 10, 2023, AT 8:30 A.M. ET

PLANO, Texas—May 10, 2023 (BUSINESS WIRE)—Reata Pharmaceuticals, Inc. (Nasdaq: RETA) (“Reata,” the “Company,” “our,” “us,” or “we”), a global biopharmaceutical company focused on developing and commercializing novel therapies for patients with severe diseases, today, announced financial results for the first quarter of 2023 and provided an update on the Company’s business operations and clinical development programs.

“In the first quarter of 2023, we announced that the U.S. Food and Drug Administration (FDA) approved SKYCLARYS® (omaveloxolone) as the first and only FDA-approved drug indicated for the treatment of Friedreich’s ataxia (FA), a rare, genetic, debilitating, and degenerative neuromuscular disorder,” said Warren Huff, Chief Executive Officer of Reata. “This was a historic milestone for FA patients, their families, the FA support community, and Reata. Our commercial sales team has been in the field since early March, and we have completed the final stages of manufacturing and packaging commercial supplies of SKYCLARYS. We are encouraged by the significant interest from patients and health care providers to begin SKYCLARYS treatment and have already engaged a large segment of the neurology community in the brief time since the Company received approval.”

Recent Company Highlights

SKYCLARYS Approval in the U.S.

In the first quarter of 2023, we announced FDA approval of SKYCLARYS (omaveloxolone) for the treatment of FA in adults and adolescents aged 16 years and older. In early March 2023, we deployed our fully trained and experienced field sales team as well as the infrastructure that enables physicians to initiate start forms for FA patients. We have received approximately 500 patient start forms to date.

We have completed the final stages of SKYCLARYS drug product manufacturing and packaging. An NDA supplement was submitted to the FDA to increase the drug substance specification for a process impurity that was observed above the current specification during process validation. The approval of this supplement is required to release SKYCLARYS drug product to our specialty pharmacy. The FDA is reviewing the supplement as a Prior Approval Supplement under Priority Review with an approval target action date in mid-August 2023. The FDA stated that the review of the supplement was prioritized and that the approval potentially should come earlier than the action date. We believe that the information provided in the NDA supplement, which was developed based upon FDA and international harmonized guidance, is sufficient to support the proposed change. Provided that there are no major review issues with the supplement, we believe that SKYCLARYS will be available through the specialty pharmacy no later than mid-August 2023.

Marketing Authorization Application for Omaveloxolone in Patients with FA in Europe

In the fourth quarter of 2022, we submitted a Marketing Authorization Application (MAA) for omaveloxolone in patients with FA in Europe that is currently under review. We recently received the Day 120 list of questions and requests from the European Medicines Agency (EMA). We believe that we have the data and analyses necessary to address the requests of the EMA, and we plan to provide responses to the EMA in the third quarter of 2023.

Bardoxolone in Patients with Chronic Kidney Disease

In May 2023, our strategic collaborator, Kyowa Kirin Co., Ltd. (Kyowa Kirin) announced results from AYAME, a Phase 3, multi-center, randomized, double-blind, placebo-controlled trial to evaluate the efficacy and safety of bardoxolone methyl (bardoxolone) for patients with diabetic kidney disease. The study enrolled 1,013 patients who were treated with 5 to 15 mg of bardoxolone or placebo for three to four years. The primary endpoint of the study was time to onset of a ≥ 30% decrease in estimated Glomerular Filtration Rate (eGFR) from baseline or end-stage renal disease (ESRD).

The AYAME study met the primary and key secondary endpoints, and no significant safety issues were observed in patients receiving bardoxolone. However, there was no separation in the occurrence of ESRD events between the bardoxolone and placebo groups after three years of treatment. Based on the results of AYAME and its potential regulatory impact, we and Kyowa Kirin have decided to discontinue our bardoxolone chronic kidney disease programs.

Amended And Restated Development and Commercialization Funding Agreement with Blackstone Life Sciences

As a result of discontinuation of bardoxolone development, we have amended the development and commercialization funding agreement with Blackstone Life Sciences. Under the terms of the amended agreement, all obligations for development and commercialization of bardoxolone, restrictions on debt financing, restrictions on licensing assets, and all prior security interests have been removed. Reata will pay to Blackstone a low, single-digit royalty on world-wide net sales of omaveloxolone for FA.

Debt Financing Agreement

On May 5, 2023, we entered into a debt facility with funds managed by Pharmakon Advisors, LP for an aggregate principal amount of up to $275 million to be advanced in four tranches. The first tranche of $75 million will be funded on May 12, 2023. The second tranche of $50 million will be funded after meeting certain regulatory or production requirements. The final two tranches of $75 million each will be available based on achieving certain commercial sales milestones. The funding of the last tranche will be at the option of Reata.

“Today’s announcement of a non-dilutive debt facility of $275 million bolsters Reata’s strong balance sheet, which will enable us to extend our cash runway through the end of 2026 and focus on the commercial launch of SKYCLARYS,” said Manmeet Soni, President, Chief Operating Officer and Chief Financial Officer of Reata. “This new debt facility, along with savings from funds planned for bardoxolone development and anticipated product revenues from the commercial launch of SKYCLARYS, puts Reata on a path to self-sustainability.”

First Quarter Financial Highlights

Cash and Cash Equivalents

On March 31, 2023, we had cash, cash equivalents and marketable securities of $321.0 million, as compared to $387.5 million of cash, cash equivalents and marketable securities on December 31, 2022.

GAAP and Non-GAAP Research and Development (“R&D”) Expenses

R&D expenses according to generally accepted accounting principles in the U.S. (“GAAP”) were $55.5 million for the first quarter of 2023, as compared to $39.8 million for the same period of the year prior. The increase is due to increases in certain ongoing clinical study costs and increases in stock-based compensation resulting from the vesting of certain performance-based equity awards upon FDA approval of SKYCLARYS.

Non-GAAP R&D expenses were $41.2 million for the first quarter of 2023, as compared to $32.2 million for the same period of the year prior.1

GAAP and Non-GAAP Selling, general and administrative (“SG&A”) Expenses

GAAP SG&A expenses were $54.9 million for the first quarter of 2023, as compared to $24.8 million for the same period of the year prior. The increase was primarily due to increased commercial activities and to an increase in stock-based compensation resulting from the vesting of certain performance-based equity awards upon FDA approval of SKYCLARYS.

Non-GAAP SG&A expenses were $31.1 million for the first quarter of 2023, as compared to $17.0 million for the same period of the year prior.1

GAAP and Non-GAAP Net Loss

The GAAP net loss was $116.1 million, or $3.14 per share, for the first quarter of 2023, on both a basic and diluted basis, as compared to a GAAP net loss of $73.8 million, or $2.03 per share, for the same period of the year prior, on both a basic and diluted basis.

The non-GAAP net loss was $67.0 million, or $1.81 per share, for the first quarter of 2023, on both a basic and diluted basis, as compared to a non-GAAP net loss of $48.5 million, or $1.33 per share, for the same period of the year prior, on both a basic and diluted basis.1

Updated Cash Guidance

The Company updated its cash guidance. Based on the Company’s current operating plans, its existing cash, cash equivalents, and marketable securities plus funds available from its new debt facility will be sufficient to fund operations through the end of 2026.

[1]See “Non-GAAP Financial Measures” below for a description of non-GAAP financial measures and a reconciliation between GAAP and non-GAAP R&D expenses, GAAP and non-GAAP SG&A expenses, and GAAP and non-GAAP net loss, respectively, appearing later in the press release.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including non-GAAP R&D expenses, non-GAAP SG&A expenses, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per common share – basic and diluted. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The Company defines non-GAAP R&D expenses as GAAP R&D expenses, excluding stock-based compensation expense; non-GAAP SG&A expenses as GAAP SG&A expenses, excluding stock-based compensation expense; non-GAAP operating expenses as GAAP operating expenses, excluding stock-based compensation expense; non-GAAP net loss as GAAP net loss, excluding stock-based compensation expense and non-cash interest expense from liability related to sale of future royalties; and non-GAAP net loss per common share – basic and diluted as GAAP net loss per common share – basic and diluted, excluding stock-based compensation expense and non-cash interest expense from liability related to sale of future royalties. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants of stock options and restricted stock units and changes in the Company’s stock price, which impact the fair value of these awards. The Company has excluded the impact of accreted non-cash interest expense from liability related to sale of future royalties as it may be calculated differently from, and therefore may not be comparable to, peer companies who also provide non-GAAP disclosures. The Company has excluded the impact of stock-based compensation expense and non-cash interest expense from liability related to sale of future royalties because the Company believes its impact makes it difficult to compare its results to prior periods and anticipated future periods.

Because management believes certain items, such as stock-based compensation expense and non-cash interest expense from liability related to sales of future royalties, can distort the trends associated with the Company’s ongoing performance, the following measures are often provided, excluding special items, and utilized by the Company’s management, analysts, and investors to enhance consistency and comparability of year-over-year results, as well as to industry trends, and to provide a basis for evaluating operating results in future periods: non-GAAP net loss; non-GAAP net loss per common share – basic and diluted; non-GAAP R&D expenses; non-GAAP SG&A expenses; and non-GAAP operating expenses.

The Company believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

Conference Call Information

Reata’s management will host a conference call on May 10, 2023, at 8:30 am ET. The conference call will be accessible by dialing (833) 470-1428 (toll-free domestic) or (929) 526-1599 (international) using access code 283635. The webcast link is https://events.q4inc.com/attendee/647566363.

First quarter 2023 financial results to be discussed during the call will be available on the Company’s website shortly before the call at https://www.reatapharma.com/investors/ and will be available for at least 12 months after the call. The audio recording and webcast of the conference call will be accessible for at least 90 days after the event at https://www.reatapharma.com/investors/.

About SKYCLARYS® (omaveloxolone)

SKYCLARYS (omaveloxolone) is an oral, once-daily medication indicated for the treatment of Friedreich’s ataxia in adults and adolescents aged 16 years and older in the U.S. Additionally, the Company’s Marketing Authorization Application for omaveloxolone is under review in Europe by the EMA. The European Commission has granted Orphan Drug designation in Europe to omaveloxolone for the treatment of Friedreich’s ataxia.

IMPORTANT SAFETY INFORMATION

WARNINGS AND PRECAUTIONS

Elevation of Aminotransferases: Treatment with SKYCLARYS can cause an elevation in hepatic transaminases (alanine aminotransferase [ALT] and aspartate aminotransferase [AST]). The incidence of elevations of ALT or AST above 5 times and 3 times the upper limit of normal (ULN) was 16% and 31%, respectively, in patients treated with SKYCLARYS. There were no cases of concomitant elevation of transaminases and total bilirubin observed. Maximum increases in ALT and AST occurred within 12 weeks after starting SKYCLARYS. Increases in serum aminotransferases were generally asymptomatic and reversible following discontinuation of SKYCLARYS. Patients with clinically significant liver disease were excluded from the pivotal study.

Monitor ALT, AST, and total bilirubin prior to initiation of SKYCLARYS, every month for the first 3 months of treatment, and periodically thereafter. If transaminases increase to levels greater than 5 times the ULN, or greater than 3 times the ULN with evidence of liver dysfunction (e.g., elevated bilirubin), immediately discontinue SKYCLARYS and repeat liver function tests as soon as possible. If transaminase levels stabilize or resolve, SKYCLARYS may be reinitiated with an appropriate increased frequency of monitoring of liver function.

Elevation of B-Type Natriuretic Peptide: Treatment with SKYCLARYS can cause an increase in B-type natriuretic peptide (BNP), a marker of cardiac function. A total of 14% of patients treated with SKYCLARYS had an increase from baseline in BNP value above the ULN (100 pg/mL), compared to 4% of patients who received placebo. The incidence of elevation of BNP above 200 pg/mL was 4% in patients treated with SKYCLARYS. Cardiomyopathy and cardiac failure are common in patients with Friedreich’s ataxia. Patients were excluded from the pivotal study if they had BNP levels > 200 pg/mL prior to study entry, or a history of clinically significant left-sided heart disease and/or clinically significant cardiac disease, with the exception of mild to moderate cardiomyopathy associated with Friedreich’s ataxia. Whether the elevations in BNP are related to SKYCLARYS or cardiac disease associated with Friedreich’s ataxia is unclear.

Elevations in BNP may indicate cardiac failure and should prompt an evaluation of cardiac function. Check BNP prior to initiation of SKYCLARYS. Monitor patients for the signs and symptoms of fluid overload, such as sudden weight gain (3 pounds or more of weight gain in one day, or 5 pounds or more of weight gain in a week), peripheral edema, palpitations, and shortness of breath. If signs and symptoms of fluid overload develop, worsen, or require hospitalization, evaluate BNP and cardiac function, and manage appropriately. Management of fluid overload and heart failure may require discontinuation of SKYCLARYS.

Lipid Abnormalities: Treatment with SKYCLARYS can cause changes in cholesterol. In the pivotal study, 29% of patients treated with SKYCLARYS reported elevated cholesterol above ULN at one or more time points. Mean increases were observed within 2 weeks of initiation of SKYCLARYS and returned to baseline within 4 weeks of discontinuing treatment. A total of 16% of patients treated with SKYCLARYS had an increase in low-density lipoprotein cholesterol (LDL-C) from baseline, compared to 8% of patients who received placebo. The mean increase in LDL-C for all SKYCLARYS-treated patients was 23.5 mg/dL at 48 weeks. A total of 6% of patients treated with SKYCLARYS had decreases in high-density lipoprotein cholesterol (HDL-C) from baseline compared to 4% of patients who received placebo. The mean decrease in HDL-C for all SKYCLARYS-treated patients was 5.3 mg/dL at 48 weeks.

Assess lipid parameters prior to initiation of SKYCLARYS and monitor periodically during treatment. Manage lipid abnormalities according to clinical guidelines.

CONTRAINDICATIONS

None.

ADVERSE REACTIONS

Adverse reactions reported in 10% or more of patients and greater than placebo were elevated liver enzymes (AST/ALT) (37%), headache (37%), nausea (33%), abdominal pain (29%), fatigue (24%), diarrhea (20%), musculoskeletal pain (20%), oropharyngeal pain (18%), influenza (16%), vomiting (16%), muscle spasms (14%), back pain (13%), decreased appetite (12%), rash (10%).

DRUG INTERACTIONS

•
Moderate or Strong CYP3A4 Inhibitors: Avoid concomitant use. Consider SKYCLARYS dosage reduction with monitoring if use is unavoidable.
•
Moderate or Strong CYP3A4 Inducers: Avoid concomitant use.
•
Hormonal Contraceptives: Counsel females to use an alternative contraceptive method (e.g., non-hormonal intrauterine system) or additional non-hormonal contraceptive (e.g., condoms) during concomitant use and for 28 days after discontinuation of SKYCLARYS.

This is not a complete list of potential drug interactions.

Specific Population: Due to the uncertainty of any potential adverse effects on the breastfed infant, women are advised not to breastfeed during treatment with SKYCLARYS.

To report SUSPECTED ADVERSE REACTIONS, contact Reata Pharmaceuticals, Inc. at 1-800-314-3934 or FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

For more information about SKYCLARYS, please see the full Prescribing Information

About Reata

Reata is a global biopharmaceutical company committed to developing and commercializing novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation. Reata’s first product, SKYCLARYS (omaveloxolone), has been approved by the FDA for the treatment of FA and is under review in Europe by the EMA. In addition, Reata is developing cemdomespib for the treatment of patients with diabetic neuropathic pain and Nrf2 activators for neurological diseases. For more information visit http://www.reatapharma.com and follow us on LinkedIn and Twitter.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, our plans and objectives for the commercialization of SKYCLARYS and the timing thereof, our expectations regarding the size of the patient population for SKYCLARYS, and our plans to research, develop, and commercialize our other product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.” Forward-looking statements are based on Reata’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the potential market size and the size of the patient population for SKYCLARYS and the market opportunities for SKYCLARYS; (ii) our ability to successfully build our commercial infrastructure to manufacture, market and sell SKYCLARYS, including the successful development and implementation of our sales and marketing campaigns for SKYCLARYS; (iii) the ability of our third-party suppliers and contract manufacturers to manufacture SKYCLARYS at the required quality and quantities and in compliance with applicable laws and regulations; and (iv) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, under the caption “Risk Factors.” The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

https://www.reatapharma.com/

Investor Relations & Media Relations:

John Hunter ir@reatapharma.com

Wendy Segal media@reatapharma.com

https://www.reatapharma.com/contact-us/

	Three Months Ended
	March 31
	2023	2022
Consolidated Statements of Operations	(unaudited)
	(in thousands, except share and per share data)
Collaboration revenue
License and milestone	$-	$893
Other revenue	195	21
Total collaboration revenue	195	914
Expenses
Research and development	55,477	39,804
Selling, general and administrative	54,885	24,841
Depreciation	288	308
Total expenses	110,650	64,953
Other income (expense), net	(5,662)	(9,772)
Loss from operations	(116,117)	(73,811)
Benefit from (provision for) taxes on income	-	(31)
Net loss	$(116,117)	$(73,842)
Net loss per share—basic and diluted	$(3.14)	$(2.03)
Weighted-average number of common shares used in net loss per share basic and diluted	36,948,063	36,412,621

	As of	As of
	March 31, 2023	December 31, 2022
	(unaudited)

	(in thousands)
Condensed Consolidated Balance Sheet Data
Cash and cash equivalents and marketable debt securities	$320,959	$387,514
Operating lease right-of-use assets	103,807	105,258
Working capital	277,944	338,810
Total assets	453,582	514,491
Liability related to sale of future royalties, net	414,930	403,913
Operating lease liabilities	117,933	119,464
Accumulated deficit	(1,683,649)	(1,567,532)
Total stockholders’ equity	$(130,673)	$(65,695)

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures (in thousands, except for per share data):

	Three Months Ended
	March 31
	2023	2022
Reconciliation of GAAP to Non-GAAP Research and development:	(unaudited)
GAAP Research and development	$55,477	$39,804
Less: Stock-based compensation expense	(14,270)	(7,606)
Non-GAAP Research and development	$41,207	$32,198

Reconciliation of GAAP to Non-GAAP Selling, general and administrative:
GAAP Selling, general and administrative	$54,885	$24,841
Less: Stock-based compensation expense	(23,787)	(7,838)
Non-GAAP Selling, general and administrative	$31,098	$17,003

Reconciliation of GAAP to Non-GAAP Operating expenses:
GAAP Operating expense	$110,650	$64,953
Less: Stock-based compensation expense	(38,057)	(15,444)
Non-GAAP Operating expense	$72,593	$49,509

Reconciliation of GAAP to Non-GAAP Net loss:
GAAP Net loss	$(116,117)	$(73,842)
Add: Stock-based compensation expense	38,057	15,444
Add: Non-cash interest expense from liability related to sale of future royalties	11,017	9,871
Non-GAAP Net loss	$(67,043)	$(48,527)
Reconciliation of GAAP to Non-GAAP Net loss per common share- basic and diluted:
GAAP Net loss per common share-basic and diluted	$(3.14)	$(2.03)
Add: Stock-based compensation expense	1.03	0.42
Add: Non-cash interest expense from liability related to sale of future royalties	0.30	0.28
Non-GAAP Net loss per common share-basic and diluted	$(1.81)	$(1.33)